UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2007

Callisto Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-32325	13-3894575
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, New York          10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 3.02.

Item 3.02               Unregistered Sales of Equity Securities.

On January 10, 2007, Callisto Pharmaceuticals, Inc. (the “Company”) closed a private placement of 28,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 373,333 warrants (the “Warrants”) to an accredited investor (the “Investor”) for aggregate gross proceeds of $280,000 pursuant to a Securities Purchase Agreement dated as of January 10, 2007 (the “SPA”). The Warrants are immediately exercisable at $0.75 per share and are exercisable at any time within five years from the date of  issuance. Other than pursuant to certain issuances, for the twelve (12) month period beginning on the effective date of the Registration Statement registering the resale of the shares of Common Stock underlying the Warrants by the Holder, if the Company at any time while the Warrants are outstanding, shall sell or grant any option to purchase or otherwise dispose of or issue any Common Stock or common stock equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then exercise price (such lower price, the “Base Exercise Price”, then, the exercise price shall be reduced to an amount equal to the Base Exercise Price.

The Company paid an aggregate $28,000 and issued an aggregate 82,133 warrants to purchase common stock to a selling agent. The warrants are immediately exercisable at $0.75 per share and will expire five years after issuance.

In connection with the offer and sale of securities to the Investor and the selling agent, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S promulgated thereunder. The Company believes that the Investor and the selling agent are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act.

The Investor is also a party to a Registration Rights Agreement, dated as of October 23, 2006 (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file, within 60 days of closing, a registration statement covering the resale of the shares of common stock underlying the Series A Preferred Stock and Warrants issued to the Investor.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

3.1                   Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock of Callisto Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on October 27, 2006).

3.2                   Certificate of Amendment to Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock of Callisto Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on December 27, 2006).

4.1                   Form of Warrant to purchase shares of Common Stock issued in connection with the sale of the Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on October 27, 2006).

10.1                 Form of Securities Purchase Agreement dated January 10, 2007 by and among Callisto Pharmaceuticals, Inc. and the purchasers set forth on the signature page thereto.

10.2                 Form of Registration Rights Agreement dated October 23, 2006 by and among Callisto   Pharmaceuticals, Inc. and the purchasers signatory thereto (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on October 27, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    January 17, 2007

CALLISTO PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
Chief Executive Officer